Exhibit 10.33

As at
Dated: December 1, 1986

THIS AGREEMENT, BETWEEN BERNARD LEVERE and ZELDA LEVERE of 684 Carroll Place, Teaneck, New Jersey 07666 as Landlord and PIONEER PHARMACEUTICALS, INC., a Corporation of                                             having an office at 209 40th Street, Irvington, New Jersey 07111 and ESSEX CHEMICAL CORP., a Corporation of                                   , having an office at 1401 Broad Street, Clifton, N.J. 07015, as Guarantor.

WITNESSETH:  That the said Landlord has let unto the said Tenant and the said Tenant has hired from the said Landlord, the following premises;  the Land and building thereon known and designated as No. 191 40th Street, in the Town of Irvington, Essex County, New Jersey and subject to such facts as an accurate survey may disclose, easements, rights of way and restrictions of record, none of which restrictions, however, shall prevent the use of the land and building for the purposes set forth in this lease;

for the term of fifteen (15) years to commence from the 1st day of January 1987, and to end on the 31st day of December, 2001 be used and occupied only for light manufacturing and office space upon the conditions and covenants following;

1st:          That the Tenant shall pay the annual/fixed rent as set forth in paragraph 68th to be paid to Landlord at 684 Carroll Place, Teaneck, New Jersey, or such other place as may hereafter be designated by Landlord;

said/fixed rent to be paid in equal monthly payments in advance on the first day of each and every month during the term aforesaid, as set forth in paragraph 68th with the exception that the first monthly payment of fixed rent shall be paid upon execution of this lease.  In addition, Tenant shall pay as additional rent all other sums of money on Tenant’s part to be paid.

2nd:        That the Tenant shall take good care of the premises and shall at the Tenant’s own cost and expense make all repairs and replacements to keep and maintain the premises, including but not limited to the interior and exterior of the building, structural and non-structural, foreseen and unforeseen, patent and latent, the driveways, the parking areas, the shrubbery and lawn, in order and good condition and at the end or other expiration of the term, shall deliver up the deemed premises/broom clean, in good order and condition.  Damage by the elements and reasonable wear and tear excepted.  See Pars. 40, 46 and 47.

3rd:         That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances, violations or other grievances, in, upon or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders, and regulations of the Board of Fire Underwriters, or any other similar body, for the prevention of fires, at the Tenant’s own cost and expense* and Tenant’s use and occupancy of the premises, and

4th:         That in case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall fail or neglect to make any necessary repairs, then the Landlord or the Landlord’s Agents may enter said premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant’s failure to pay therefore, the said cost and expense shall be added to the next month’s rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord’s hands.  This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant.

5th:         That the Tenant shall not assign this agreement, or underlet or underlease the premises or any part thereof.  That Tenant shall not occupy, or permit or [illegible] the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under penalty of damages and forfeiture.  See paragraph 77th.  73rd.

6th:         That no alterations, additions or improvements shall be made in or to the premises without the consent of the Landlord in writing, under penalty of damages and forfeiture, and all additions and improvements made by the Tenant shall belong to the Landlord.

7th:         In case of damage, by fire or other cause, to the building in which the leased premises are located, if the damage is so extensive as to amount practically to the total destruction of the leased premises or of the building, and the Landlord shall within a reasonable time decide not to rebuild, this lease shall cease and come to an end, and the rent shall be apportioned to the time of the damage.  In all other cases where the leased premises are damaged by fire without the fault of the Tenant or of Tenant’s agents or employees the Landlord shall repair the damage with reasonable dispatch after notice of damage, and if the damage has rendered the premises untenantable, in whole or in part, there shall be an apportionment of the rent until the damage has been repaired.  In determining what constitutes reasonable dispatch consideration shall be given to delays caused by strikes, adjustment of insurance and other causes beyond the Landlord’s control.  Tenant shall immediately notify Landlord of damage to the premises.

8th:         That said Tenant agrees that the said Landlord and Landlord’s Agents, and other representatives, shall have the right to enter into and upon said premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

9th:         The Tenant also agrees to permit the Landlord or Landlord’s Agents to show the premises to persons wishing to hire or purchase the same: and the Tenant further agrees that

* Provided Tenant is not in default, Landlord shall return the aforesaid security deposit:

(a)	$11,922 on January 1, 1991.
(b)	$11,922 on January 1, 1995.
(c)	$11,922 upon expiration of the Lease.

during the six months next prior to the expiration of the term, the Landlord or Landlord’s Agents shall have the right to place notices on the front of said premises, or any part thereof, offering the premises “To Let” or “For Sale,” and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.  See par. 36th.

10th:       Paragraph 10th intentionally deleted.

11th:       The Tenant shall replace, at the expense of Tenant, any and all broken glass in and about the demised premises may insure, and keep insured, all plate glass in the demised premises for and in the same of Landlord.  Bills, for the premiums therefore shall be payable by Tenant and the amount thereof shall be deemed to be, and be paid as, additional rental.  Damage and injury to the said premises, caused by the carelessness, negligence or improper conduct on the part of the said Tenant or the Tenant’s agents or employees shall be repaired as speedily as possible by the Tenant at the Tenant’s own cost and expense.

12th:       That the Tenant shall neither encumber, nor obstruct the sidewalk in front of, entrance to or halls and stairs of said building, nor allow the same to be obstructed or encumbered in any manner.

13th:       The Tenant shall neither place, nor cause, nor allow to be placed, any sign or signs of any kind whatsoever at, in or about the entrance to said premises nor any other part of same except in or at such place or places as may be indicated by the said Landlord and consented to by Landlord in writing.  And in case the Landlord or Landlord’s representatives shall deem it necessary to remove any such sign or signs in order to paint or to make any other repairs, alterations or improvements in or upon said premises or the building wherein same is situated or any part thereof, the Landlord shall have the right to do so, providing the same be removed and replaced at the Landlord’s expense whenever the said repairs, alterations or improvements shall have been completed.  See par. 37th.

14th:       It is expressly agreed and understood by and between the parties to this agreement, that the Landlord shall not be liable for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, unless caused by or due to the gross negligence of Landlord.

15th:       That if default be made in any of the covenants herein contained, then it shall be lawful for the said Landlord to re-enter the said premises, and the same to have again, re-possess and enjoy.

16th:       That this lease shall not be a lien against said premises in respect to any mortgages that are now on or that hereafter may be placed against said premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lieu of this lease irrespective of the date of recording and the Tenant agrees to execute any instrument without cost, which may be deemed necessary or desirable to further affect the subordination of this lease to any such mortgage or mortgages, and a refusal to execute such instruments shall entitle the Landlord, or the Landlord’s assigns and legal representatives to the option of canceling this lease without incurring any expense or damage, and the term hereby granted is expressly limited accordingly.**

17th:       The Tenant has this day deposited with the Landlord the sum of $35,766 as security for the full and faithful performance by the Tenant of all of the terms and conditions upon the Tenant’s part to be performed, which said sum shall be returned to the Tenant, without interest as follows: * (provided the Tenant has fully and faithfully carried out all of the terms, covenants and conditions on the Tenant’s part to be performed.  In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability  for the return of such security; and the Tenant agrees to look to the new Landlord sole y for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.*  without interest

18th:       That the security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

19th:       It is expressly understood and agreed that if for any reason it shall be impossible to obtain fire insurance on the buildings and improvements on the demised premises is an amount, and in the form, and in fire insurance companies acceptable to the Landlord the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term thereof, on giving to the Tenant three days’ notice in writing of Landlord’s intention so to do and upon the giving of such notice, this lease and the term thereof shall terminate and come to an end.

20th:       It is expressly understood and agreed that in case the demised premises shall be deserted or vacated, or if default be made in the payment of the rent or any part thereof as herein specified, or if, without the consent of the Landlord, the Tenant shall sell, assign, or mortgage this lease or if default be made in the performance of any of the covenants and agreements to this lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fail to comply with any of the statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government or of any and all their Departments and Bureaus, applicable to said premises, or if the Tenant shall file or there be filed against Tenant a petition in bankruptcy or arrangement, or Tenant be adjudicated a bankrupt, or make an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term hereof, on giving to the Tenant five days’ notice in writing of the Landlord’s intention so to do, and this lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this lease for the expiration hereof.  Such notice may be given by mail to the Tenant addressed to the demised premises.

** Notwithstanding the foregoing, Tenant shall not be required to subordinate this lease to mortgages totaling more than $1,610,000 unless the mortgages provide Tenant with a covenant not to disturb Tenant’s occupancy provided Tenant is not in default under the lease.  Landlord covenants to pay all payments due in connection with mortgages currently encumbering the property.

21st:        The Tenant shall pay the rent or charge, which may, during the demised term, be assessed or imposed for the water used or consumed in or on the said premises, whether determined by meter or otherwise, as soon as and when the same may be assessed or imposed, and will also pay the expenses for the setting of a water meter in the said premises should the latter be required.  See par. 39th.

22nd:      The obligations of the Tenant, if there be more than one, to the performance of the terms, conditions and covenants of this lease, shall be joint and several.

23rd:       It after default in payment of rent or violation of any other provision of this lease, or upon the expiration of this lease, Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such default, removal, expiration of lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the fixtures and property shall be deemed abandoned by Tenant and shall become the property of Landlord.

24th:       The failure of Landlord to insist upon strict performance of any of the terms, covenants or conditions of this lease or to exercise any option conferred in this lease in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any terms, covenants, conditions or options, but the same shall be and remain in full force and effect.

25th:       In the event that the relation of Landlord and Tenant may cease or terminate by reason of the re-entry of Landlord under the terms and covenants contained in this lease or by the ejectment of Tenant by summary proceedings or otherwise, or after the abandonment of the premises by Tenant, Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by Landlord, and Tenant shall pay as damages for the breach of the covenants contained in this lease the difference between the rent reserved and the rent collected and received, if any, by Landlord, during the remainder of the unexpired term, such difference of deficiency between the rent reserved and the rent collected, if any, shall became due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained, but in no event shall Tenant be entitled to any monthly excess where the monthly rent collected exceeds the rent reserved.

26th:       At the request of either party, the other shall execute a short statement of this lease for purposes of recording the existence of the within lease.

27th:       This lease and the obligation of Tenant to pay rent and perform all of the other terms, covenants and conditions on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed to supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or any other matter beyond the control of Landlord, including but not limited to weather conditions.

28th:       Landlord covenants that said Tenant, on paying the rent and performing the terms, covenants and conditions of this lease, shall and may peacefully and quietly have, hold and enjoy the premises for the leased term provided however, that this covenant shall be conditioned upon the retention of title to the premises by Landlord.  However, this covenant shall be binding upon each successive owner of the leased premises and shall run with the land.

29th:       The covenants and agreements contained in this lease are binding on the parties and upon their respective successors, heirs, executors, administrators and assigns.

30th:       Words used in the singular shall include words in the plural where the text of this instrument so requires.

31st:        Landlord reserves the right to post signs on the premises during the last six months of the lease term, advertising the premises for sale or for lease.

32nd:      If Tenant fails to make any payment or to perform any act requited of Tenant by the provisions of this lease, then Landlord shall have the right at any time to make such payment or perform such act and, in exercising this right, to incur the necessary and incidental costs and expenses. This shall not imply any obligation on the part of Landlord to make any payment or to perform any act required of Tenant. The exercise of the right shall not constitute a release of any obligation or waiver of any default. Tenant shall also pay as additional rent all attorney’s fees and other expenses incurred by Landlord in enforcing any of Tenant’s obligations under this lease. Any payments made and costs and expenses incurred in connection with these rights shall be reimbursed by Tenant within ten days after demand together with interest of 3% per annum over the prime rate of The National State Bank, Elizabeth, N.J., computed from the date of payment.

33rd:       Tenant shall furnish Landlord with financial statements and such other data as may be reasonably required by Landlord or by Landlord’s lending institution, if any, which information shall be kept confidential.

34th:       If Tenant is a foreign corporation, it shall, on or before the commencement date of this lease, qualify with the Secretary of State of New Jersey to do business as a corporation in the State of New Jersey and shall forthwith submit proof thereof to Landlord.

35th:       If Tenant shall file or there be filed against Tenant a petition in bankruptcy or arrangement, or if Tenant be adjudicated a bankrupt, or make an assignment for the benefit of creditors, or take advantage of any insolvency act, such event shall be deemed a default by Tenant.

36th:       Tenant shall permit Landlord or Landlord’s representatives to show the premises to persons interested in leasing the demised premises, during the last six months of the term of the lease.

37th:       The consent of Landlord to the placement of any sign or signs shall not be unreasonably withheld. Any sign or signs consented to by Landlord to be placed in or about the demised premises shall be placed at Tenant’s own costs, expense and risk, and such sign or signs shall be in compliance with all rules, laws, regulations and ordinances. Any sign so placed by Tenant shall be maintained at Tenant’s cost and expense, and Tenant shall and does hereby indemnify and save harmless Landlord against any damage, loss or injury of any kind whatsoever caused by such sign or signs.

38th:       All notices required in this lease shall be in writing.  All notices required to be given to Tenant shall be given by registered or certified mail, return receipt requested, addressed to Tenant at the demised premises. All notices required to be given to Landlord shall be given by registered or certified mail, return receipt requested, addressed to Landlord at the address designated to this lease or to such other parsons or places as may be hereafter designated by Landlord. The mailing of any notice in the manner set forth shall be construed as service of such notice.

39th:       Tenant shall pay for all gas, fuel, electricity, sewer and all other utilities in addition to the provisions contained in paragraph 21st. Landlord shall not be liable for any interruption or delay in any of the foregoing services for any reason.

40th:       Tenant shall keep the demised premises and all parts thereof in a clean and sanitary condition and free from trash. Tenant further agrees to keep the sidewalks of the demised premises clean and free of snow and ice.

41st:        No receipt of money by Landlord from any receiver, trustee or custodian or debtors in possession shall reinstate, continue or extend the term of this lease or affect any notice given to Tenant or to any such receiver, trustee, custodian or debtor in possession or operate as a waiver or estoppel of the right of Landlord to recover possession of the demised premises for any of the causes therein enumerated by any lawful remedy, and the failure of Landlord to enforce any covenant or condition by reason of its breach by Tenant after notice shall not be deemed to void or affect the right of Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

42nd:      If, because of any act of Tenant, any mechanic’s lien, security instrument or other lien be filed against the demised premises, Tenant shall, at Tenant’s own cost and expense, cause the same to be cancelled and discharged of record or bonded within ten (10) days after the filing thereof and, further, Tenant shall indemnity and save harmless Landlord from and against any and all costs, expenses, claims, loss or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

43rd:       In addition to any other legal remedies for violation or breach by or on the part of Tenant or by any undertenant or by anyone holding or claiming under Tenant or any one of them, of the restrictions, agreements or covenants of this lease on the part of Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of Landlord.

44th:       The rights and remedies given to Landlord in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

45th:       Tenant releases Landlord from any liability arising out of a loss covered by any fire insurance and extended coverage insurance policy or policies insuring the premises, and Tenant shall promptly supply Landlord with a certificate from its insurance carrier or carriers waiving the right of subrogation.

46th:       Tenant shall, at Tenant’s own cost and expense, in addition to the requirements set forth in paragraph 2nd, maintain the heating system, air conditioning system, if any, and other systems, fixtures and equipment belonging to Landlord and contained in the demised premises, and at the expiration of the term, deliver the foregoing in good order and condition, damages by the elements and ordinary wear and tear excepted.

47th:       If the demised premises has a sprinkler system, Tenant shall, at Tenant’s own cost and expense, in addition to the requirements set forth in paragraph 2nd, maintain the sprinkler system in the demised premises. All water utility charges and fees with regard to the sprinkler system shall be paid by Tenant. It the Board of Fire Underwriters or any state or municipal government requires or recommends any changes, made by reason of Tenant’s business of location or partitions, trade fixtures or other contents, or such changes, alterations or additional sprinkler heads or other equipment become necessary to prevent imposition of a charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by the Board of Fire Underwriters, Tenant shall, at Tenant’s own cost, promptly make and supply such changes, modifications, additional sprinkler heads or other equipment. At the expiration of the term, Tenant shall deliver the sprinkler system in good order and condition, damages by the elements and ordinary wear and tear excepted.

48th:       (a)           Tenant shall, at its sole expense, provide and maintain the following insurance coverages on the demised premises.  Loss or damage by fire, as the amount may be increased from time to time as the value of the property is increased, in the Landlord’s sole determination; (ii) loss or damage by other risks contemplated within extended coverage endorsements (as such endorsements are customarily written in the State of New Jersey; (iii) rent insurance; (iv) such other risks as shall be reasonably required by Landlord (including but not limited to “all risks” coverage, flood insurance liability insurance; (v) vandalism and malicious mischief insurance.  This insurance shall (a) name Landlord as the insured and provide that any loss shall be payable to Landlord; (b) provide that no act of Tenant shall impair the rights of Landlord to receive and collect the insurance proceeds; and (c) provide that the rights of Landlord shall not be diminished because of any additional insurance carried by Tenant for Tenant’s own account.

(b)           Tenant shall provide and maintain, at Tenant’s own expense, general liability insurance with responsible insurance companies authorized to do business in the State of New Jersey and approved by Landlord, covering claims for bodily injury, death, or property damage occurring in or about the demised premises, including any sidewalks adjoining the demised premises.  This insurance shall not be less than $3,000,000* for any single occurrence, and shall include Tenant as an insured.  Tenant shall promptly deliver to Landlord a certificate of general liability insurance, together with proof of payment of the insurance premium for the policy.  The certificate of insurance shall provide that the insurer shall give Landlord at least 30 days notice prior to any cancellation, modification or amendment to the policy.*inclusive of umbrella coverage.

(c)           Tenant shall not do anything in the premises or bring anything into the premises or permit anything to be brought into or kept in the premises which will in any way increase the rate of insurance for the building in which the premises is a part, nor use all or any part of the premises for any purpose which would cause an increase in the rate of insurance in the building in which the premises is a part.  In the event of any such increase, Tenant shall pay Landlord promptly upon demand, as additional rent, the amount of the increase.

49th:       (a)           Tenant shall pay Landlord as additional rent all the real estate taxes and in lieu of real estate tax payments (hereinafter collectively referred to as “real estate taxes”) assessed and levied by the Township of Maplewood and the Township of Irvington against the demised premises.

(b)           All real estate taxes which shall become payable for the first and last year of the lease term shall be apportioned pro rata between Landlord and Tenant in accordance with the respective number of months during which each party is in possession of the demised premises in the respective tax year.

(c)           Tenant shall pay Landlord the real estate taxes on the first day of each month during the lease term commencing on the day the first installment of rent shall be due, a sum equal to 1/12th of the real estate taxes which shall be due and payable during the then current calendar year.  If at the time of payment the amount of real estate taxes for the then calendar year is not known, Tenant shall pay Landlord 1/12th of the real estate taxes paid during the preceding year; and promptly after ascertaining the amount of the real estate taxes for the then calendar year, adjustments shall be made and Tenant shall pay and difference between the sums paid by Tenant for the real estate taxes and the actual amount of the calendar year real estate taxes, or Landlord shall credit any excess against the next payments becoming due.*

(d)           For the purposes of creating a fund with which to meet the annual real estate taxes, Tenant shall upon the demand of Landlord, pay Landlord an amount equal to 4/12th of the real estate taxes.

50th:       Tenant has examined the premises and accepts them in their present condition and without any representations or guarantees, whether express, implied or otherwise, on the part of Landlord as to the present or future condition of the premises.

51st:        The performance by Landlord of any obligation of Tenant under the lease shall not be construed to be a modification of the lease, nor shall it create any obligation on the part of Landlord with respect to any performance required of Tenant under the lease, whether Landlord’s performance was undertaken with the knowledge that Tenant was obligated to perform or whether Landlord’s performance was undertaken as a result of mistake, inadvertence or neglect.  Landlord shall not be liable for any damage or injury to any person or any property, or for any loss of business of Tenant, or for any other damages caused by or resulting from steam, electricity, gas, water, rain, ice, snow, cold, heat, or any leak or flow from or into any part of the building, or any other cause or happening arising out of Landlord’s performance of any obligation of Tenant under the lease, whether or not caused by the negligence of Landlord or Landlord’s agents, employees or invitees.

* If Tenant desires to take steps to reduce the assessed value of said demised premises, Landlord will make available to Tenant such information as is available concerning said property, and will execute such documents and papers as may be necessary or convenient in connection therewith, but any such proceedings shall be conducted at the expense of the Tenant.

52nd:      There are no oral understandings, terms or conditions, and neither party has relied upon any other representation, express or implied, not contained in this agreement.  All prior understandings, terms or conditions are deemed merged in this agreement.  This agreement cannot be changed or supplemented orally.

53rd:       Tenant expressly waives any and all rights or redemption granted by or under any present or future laws in the event of Tenant being dispossessed or removed from the demised premises because of Tenant’s default under this lease.

54th:       If any provision of this lease shall be invalid or unenforceable, the remaining provisions of this lease shall not be affected thereby, and each and every provision of this lease shall be enforceable to the fullest extent permitted by law.

55th:       Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with the wrongful or improper use or occupancy of the demised premises other than those uses which are expressly permitted pursuant to the terms of this lease or arising by reason of any breach of or nonconformance with any term, condition or covenant of the lease.

56th:       Upon the reasonable request of either party at any time or from time to time, Landlord and Tenant agree to execute, acknowledge and deliver to the other, within 10 days after request, a written instrument duly executed and acknowledged, (a) certifying that this lease has not been modified and is in full force and effect, or, if there has been a modification of this lease, that this lease is in full force and effect as modified, stating such modification; (b) specifying the dates to which the annual fixed rent and additional rent have been paid; (c) stating whether or not, to the knowledge of the party executing such instrument, the other party is in default; and (d) stating the commencement date of this lease.  Notwithstanding the foregoing, the 10-day period shall be extended with respect to a request from Tenant to Landlord in the event Landlord’s response to it shall be delayed by a mortgagee holding a mortgage on the demised premises.

57th:       If at any time during the term of this lease a tax or charge be imposed by the State of New Jersey or the county or municipality in which the premises are located, pursuant to any future law, which tax or charge shall be based on the rent paid by Tenant to Landlord, Tenant shall pay Landlord as additional rent, upon demand of Landlord, such tax or charge.  The foregoing shall not require payment by Tenant of any income taxes assessed against Landlord or any capital levy, franchise, estate, succession, inheritance or transfer taxes due from Landlord.

58th:       Landlord shall not be liable for failure to give possession of the premises upon the commencement date of the lease term because the premises are not ready for occupancy, the prior tenant is wrongfully holding over, any other party is wrongfully in possession, or for any other reason.  In such event the lease term and rent shall not commence until possession of the premises is given to or is available for Tenant and the lease term shall be extended accordingly.

59th:       If Tenant fails to pay when due, any monthly installments of rent, additional rent or other sums due from Tenant under the lease, then Tenant shall pay Landlord, as additional rent, without demand, a late charge of 5% per month of the sums due for the first and second months that the sums remain unpaid, and 1 ½% for each succeeding month thereafter that the sums due remain unpaid.  The late charge shall be computed from the due date to the date of payment.

60th:       (a)           It is the intention of the parties that this commercial lease is a “net lease” and that Landlord shall receive the rent from Tenant undiminished from all costs, expenses, and obligations, of every kind, relating to premises, which shall arise or become due during the lease term, all of which shall be paid by Tenant except as otherwise specifically provided in this lease and except as to any payment due under any present or future mortgage placed on premises by Landlord.

(b)           Tenant covenants to pay Landlord all rent without notice or demand and without abatement, deduction, or setoff, and irrespective of any claim of Tenant against Landlord, and this covenant shall be deemed independent of any other covenants, terms, and conditions of this lease.

(c)           No payment by Tenant or receipt by Landlord of any amount less than the full rent provided in this lease shall be deemed anything other than a payment on account of the earliest rent due; no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction of Landlord; and Landlord may accept any such check or payment from Tenant without prejudice to Landlord’s right to recover the balance of rent or to pursue any other right or remedy provided under this lease or by law.

61st:        This agreement shall be governed by, construed, and enforced in accordance with the laws of the State of New Jersey and this agreement shall be construed as a “commercial lease.”

62nd:      Tenant shall look solely to the equity of Landlord in the premises for the satisfaction or assertion of any rights and remedies of Tenant, if any, against Landlord, in the event of breach by Landlord of any of the terms, conditions and covenants of this lease.

63rd:       This agreement contains all the terms, conditions and covenants made between the parties and may not be modified, changed or terminated in whole or in part, orally or in any other manner than by an agreement in writing, signed by all the parties.  This document contains the entire agreement and understanding between the parties.  Neither the acceptance of the keys nor any other act or thing done by Landlord or any agent or employee of Landlord during the lease term shall be deemed to be an acceptance of a surrender of the premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such a surrender.

64th:       Tenant shall not use or allow the premises to be used for any unlawful purpose, or in violation of any Certificate of Occupancy affecting the use of all or any part of the premises, or which may, in law, create a nuisance, public or private.  Tenant shall not keep or allow anyone to keep any property on the premises which shall be unlawful or in violation of any Certificates of Occupancy affecting the use of all or any part of the premises, or which may, in law, create a nuisance, public or private.  Tenant shall not leave or allow anyone else to leave any property on the premises at the expiration or any sooner termination of this lease, which shall be unlawful or in violation of any Certificate of Occupancy affecting the use of all or any part of the premises, or which may, in law, create a nuisance, public or private.

65th:       With respect to paragraph 1st of this Lease, Tenant shall pay the fixed rent as follows:

(a)   For the portion of the term commencing January 1, 1987 and ending December 31, 1989 the annual fixed rent of $143,064.00 payable in twelve (12) equal monthly installments of $11,922.00 in advance on the first day of each month.

(b)   For the portion of the term commencing on the fourth anniversary date of commencement and ending on the eighth anniversary date of commencement, the greater of (a) the annual fixed rent of $143,064.00; or (b) the annual fixed rent of $143,064.00 plus an amount equal to the product of $143,064.00 times the percentage increase in the Consumer Price Index (“CPI”) for the period beginning in the month three months prior to the month in which the lease commenced and the month three months prior to the month on which the fourth anniversary date of the lease occurs.  Notwithstanding the foregoing, the fixed rent for this period shall be no less than 120% of the fixed rent in the prior [illegible] year period and no greater than 132% of the fixed rent in the prior four year period.

(c)   For the portion of the term commencing on the eighth anniversary date of commencement and ending on the twelfth anniversary date of commencement, the greater of (a) the annual fixed rent during the prior four year period or (b) the annual fixed rent during the prior four year period plus an amount equal to the product of said annual fixed rent times the percentage increase in the CPI for the period beginning in the month three months prior to the month on which the fourth anniversary date of the lease occurs and the month three months prior to the month on which the eighth anniversary date  of the lease occurs.  Notwithstanding the foregoing, the fixed rent for this period shall be no less than 120% of the fixed rent in the prior four year period and no greater than 132% of the fixed rent in the prior four year period.

(d)   For the portion of the term commending on the twelfth anniversary date of commencement and ending on December 31, 2001 the greater of (a) the annual fixed rent during the prior four year period or (b) the annual fixed rent during the prior four year period plus an amount equal to the product of said annual fixed rent times the percentage increase in the CPI for the period beginning in the month three months prior to the month on which the eighth anniversary date of the lease occurs and the month three months prior to the month on which the twelfth anniversary date of the lease occurs.  Notwithstanding the foregoing, the fixed rent for this period shall be no less than 120% of the fixed rent in the prior four year period and no greater than 132% of the fixed rent in the prior four year period.

As used herein, CPI shall mean the “Consumer Price Index (all items) for the Metropolitan New York City area published periodically by the Bureau of Labor Statistics, United States Department of Labor”, or, if not published, such substitute index as most closely approximates said index, published by any public or private agency.  If, for any reason, said index or substitute index does not publish information for the months designed herein, the parties agree to use the months closest in time to those designated herein for which there is published information.

66th:       Tenant shall comply with the requirements of the New Jersey Economic Development Authority (EDA) and the provisions of the Internal Revenue Code applicable to the tax exempt bonds which were or may be issued with respect to the Premises, as well as furnish such information, certifications and reports as may from time to time be reasonably requested or required by EDA and the Internal Revenue Service.

67th:       (a)  Tenant shall, at Tenant’s own expense, comply with the Environmental Cleanup Responsibility Act, N.J.S.A. 13:K-6 et seq. and the regulations promulgated thereunder (“ECRA”).  Tenant shall, at Tenant’s own expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation (“the Bureau”) of the New Jersey Department of Environmental Protection (“NJDEP”).  Should the Bureau or  any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the premises which occur during the tem of this lease, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans.  Tenant shall not be responsible for cleanup of any discharges of hazardous substances or wastes occurring prior to the commencement of Tenant’s lease term.  Tenants obligations under this paragraph shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the premises pursuant to ECRA.  At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord.  Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the premises which occur during the term of this lease; and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant’s failure to provide all information, make all submissions and take all actions required by the ECRA Bureau or any other division of NJDEP.  Tenant’s obligations and liabilities under this paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the premises which occur during the term of this lease.  Tenant’s failure to abide by the term of this paragraph shall be restrainable by injunction.  Provided this lease is not previously cancelled or terminated by either party or by operation of law, Tenant shall commence its submission to the Bureau in anticipation of the end of the lease term no later than 1 year prior to the expiration of the lease term.  Tenant shall promptly furnish to Landlord true and complete copies of all documents, submissions and correspondence provided by Tenant to the Bureau and all documents, reports, directives and correspondence provided by the Bureau to Tenant.  Tenant shall also promptly furnish to the Landlord true and complete copies of all sampling and test results obtained from samples and tests taken at and around the premises.

(b)   Tenant shall promptly provide Landlord with all documentation and correspondence provided to NJDEP pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq. and the regulations promulgated thereunder (“Right to Know Act”).

(c)   Tenant shall promptly supply to Landlord all reports and notices made by Tenant pursuant to the Hazardous Substance Discharge—Reports and Notices Act, N.J.S.A. 13:K-15 et seq. and the regulations promulgated thereunder (“Reports and Notices Act”).

(d)   Tenant shall promptly supply Landlord with any notices, correspondence and submissions made by Tenant to NJDEP, the United States Environmental Protection Agency (EPA), the United States Occupational Safety and Health Administration (OSHA), or any other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or substances.

(e)   Prior to the commencement date of Tenant’s lease term, Tenant shall supply to Landlord an affidavit of an officer of Tenant (“Officer’s Affidavit’), setting forth Tenant’s S.I.C. number and a detailed description of the operation and processes Tenant will undertake at the premises, organized in the form of a narrative report, including a description and quantification of hazardous substances and wastes generated, manufactured, refined, transported, treated, stored, handled or disposed of at the premises.   Following commencement of the lease term, Tenant shall notify Landlord by way of Officer’s Affidavit as to any changes in Tenant’s operation, S.I.C. number or use and generation of hazardous substances and wastes, by way of a supplemental Officer’s Affidavit.  Tenant shall also supplement and update Officer’s Affidavit upon each anniversary of the commencement of the lease term.

68th:       (a)  At the commencement of the lease term the plumbing, electric, heating, air conditioning and sprinkler systems, if any, shall be in good working order.

69th:       Tenant shall, at Tenant’s expense, have the right to:

(a)   Install a garage door on the South face of the building.

(b)   Install partitions and dividing walls for offices on the second floor of the building.

70th:       (a)  If all of the demised premises are acquired or condemned by eminent domain for public or quasi-public use or purpose, the term of this lease shall terminate form the date of vesting of title or taking of possession; Tenant shall have no claim against Landlord for the value of any unexpired term of the lease; Tenant shall be liable for the payment of rent only to the date on which Tenant surrenders possession of the demised premises; and any advance rent paid by Tenant shall be returned by Landlord.

(b)   If 15% or more than 14% of the building on the demised premises is acquired or condemned by eminent domain for public or quasi-public use or purpose, then at the option of either Landlord or Tenant, upon notice to the other party given 30 days prior to the date of vesting of title or taking of possession, the lease may be terminated on the date of vesting of title or taking of possession; if terminated, Tenant shall have no claim against Landlord for the value of any unexpited term of the lease; Tenant shall be liable for the payment of rent only to the date on which Tenant surrenders possession of the demised premises; and any advance rent paid by Tenant shall be retuned by Landlord.  If neither party exercises the option to terminate the lease, then the lease shall remain in force; but the rent shall abate in the proportion that the number of square feet of floor space in the building taken or condemned bears to the total under of square feet of floor space in the building prior to the taking or condemnation, and Landlord shall, with due diligence, restore the building on the remaining portion of the demised premises, at Landlord’s own expense.

(c)   If less then 15% of the building on the demised premises is acquired or condemned by eminent domain for public or quasi-public use or purpose, then the lease shall remain in force, but from the date of vesting of title or taking of possession the rental shall abate in the proportion that the number of square feet of floor space in the building taken or condemned bears to the total under of square fee of floor space in the building prior to the taking or condemnation, and Landlord shall, with reasonable diligence, restore the building on the remaining portion of the demised premises, at Landlord’s own expenses.

(d)   The entire amount awarded or received in any condemnation proceeding or acquisition shall belong to Landlord.

71st:        Landlord and Tenant hereby represent to each other that the only real estate broker instrumental in effecting this lease is:  Atlantic Real Estate and Investments Corp., Paramus, NJ.

72nd:      Tenant understand that simultaneously with the execution and delivery of this lease Landlord will become obligated to pay a commission to a real estate broker for effecting this lease.  If Landlord terminates the lease by reason of Tenant’s default in the performance of the lease terms, then Landlord shall have the right to apply that part or all of the proceeds of Tenant’s security deposit, referred to in paragraph 17th, to reimburse Landlord for the full real estate commission incurred by Landlord in this Lease transaction.

73rd:       (a)  The Tenant may not assign this lease or sub lease all or any part of the Leased Premises without first advising the Landlord in writing of its intention to assign or sublease the premises as aforementioned, which notice shall be in writing by certified mail, return receipt requested, and shall contain detailed information concerning:  the names of the proposed assignee or subtenant (and if a privately held corporation, the names and percentage ownership of all principal stockholders); a description identifying the space to be sublet (which shall include appropriate means of ingress and egress); a financial statement of said proposed assignee or subtenant; a detailed description of the nature of the business of the proposed assignee or subtenant and its intended use of the premises; a detailed description of all terms and conditions of the proposed assignment or subletting; and such other information concerning the proposed assignment or subletting as Landlord may reasonably request.  Landlord shall then have thirty (30) days after the later of (a) receipt of Tenant’s request for consent or (b) receipt of all information concerning the proposed assignee or subtenant, within which to elect to recapture the premises and terminate the lease and to release Tenant from its obligations hereunder.  If Landlord shall elect to terminate the lease, Landlord shall advise Tenant of its election in writing, by certified mail, return receipt requested, prior to the expiration of the aforesaid thirty (30) day period.  If Landlord shall elect to terminate the lease, the lease shall terminate on the last day of the forty-fifth day succeeding such notice of termination.  In such event, rent and all other charges due shall be paid by Tenant to Landlord effective up to and including the date of termination.  Tenant agrees that it will surrender possession and deliver the premises to the Landlord on the date of termination hereinabove provided.

(b)   In the event Landlord does not elect to recapture the premises and terminate the lease as hereinabove provided, then in that event the Tenant may assign this lease, sublease all or any portion or part of the Leased Premises, provided (a) the Tenant gives the Landlord notice of any such assignment and any assignees (but not sublessees) undertake in writing to assume the terms and conditions of this lease; (b) that with respect to any said assignment Landlord shall receive the full amount of the consideration, if any, to be paid to Tenant by the assignee in connection with the assignment including any amount in excess of fair market value paid for furniture, furnishings, fixtures and equipment; and with respect to any subletting, Landlord shall receive the full amount of any rent to be paid to Tenant by its subtenant in excess of the rent due from Tenant to Landlord; (c) the proposed assignee or sublessee shall receive the approval of the municipality or other governmental authority to use and occupy the premises; and (d) in any event, the Tenant shall remain directly and primarily liable for the performance of the terms and conditions of this lease.  Landlord reserves the right, at all times, to require and demand that the primary Tenant hereunder pay and perform the terms and conditions of this lease.  Notwithstanding the foregoing, no such assignment or subletting shall be made to any tenant who shall occupy the premises for any use which would create a greater likelihood of damage, wear or tear to the building or Leased Premises than that of Tenant’s use; which would adversely affect the character of the building; which would in any way violate the applicable ordinances, rules and regulations of applicable governmental boards and bureaus having jurisdiction thereof, or of the carrier of the fire insurance or other insurance to be provided under this Lease; which would increase the cost of insurance to the Leased Premises, building or contents of other tenants; all of the foregoing to be determined in Landlord’s sole discretion.

(b)           In the event Tenant or its assignee shall undertake any further and subsequent assignments, Tenant’s right to assign shall be subject to the same required prior consent of Landlord in accordance with the same terms and conditions as provided in Paragraph 73 above.

(c)           Tenant shall pay to Landlord the amount of reasonable legal fees incurred by Landlord in connection with Tenant’s request to assign or sublet hereunder.

74th:       Whenever Landlord’s consent or approval is required under this Lease, such consent shall not be unreasonably withheld or delayed.

75th:       Tenant shall have the right of first refusal to match any purchase offer for the premises which Landlord intends to accept.  Prior to acceptance, Landlord shall inform the Tenant in writing of the terms of said offer and Tenant shall have thirty (30) days to inform Landlord in writing whether it intends to match such offer and purchase the premises.  If Tenant so elects, it must close within a reasonable time of said exercise of the right of first refusal.

                In Witness, the parties have set their hands and seals or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be affixed, the day and year first above written.

Signed, sealed and delivered
In the presence of:	/s/ Bernard Levere
BERNARD LEVERE

/s/ illegible

/s/ Zelda Levere
ZELDA LEVERE

Attest:	PIONEER PHARMACEUTICALS, INC.
a corporation, Tenant

/s/ illegible	By:	/s/ illegible
Secretary	President

UNCONDITIONAL GUARANTEE

Regarding Lease dated as at December 1, 1986 between BERNARD LEVERE and ZELDA LEVERE as Landlord and PIONEER PHARMACEUTICALS, INC. as Tenant.

The Guarantor hereby unconditionally guarantees to the Landlord (1) the full and prompt payment of all amounts payable by the Tenant under the Lease when and as the same shall become due, whether at the stated time therein, by acceleration or otherwise and (2) the due and timely performance of all obligations and observance of all covenants of the Tenant under the Lease (such payment and performance hereinafter collectively referred to as the “Obligations”).  In the event any of the Obligations shall not be paid or performed according to their terms, the Guarantor shall immediately pay, perform or cause the performance of the same, this guarantee being a guarantee of full payment and performance and not of collectibility and no way conditional or contingent.  This Guarantee is an absolute, unconditional and continuing guarantee and is in no way conditioned upon any requirement that the Landlord first attempt to collect payment or seek performance of any of the obligations from the Tenant or any other obligor or guarantor, or resort to any other security or other means of obtaining payment or performance of any of the Obligations, or upon any other contingency whatsoever.

Upon any default by the Tenant in the full and punctual payment or performance of the Obligations, the liabilities and obligations of the Guarantor hereunder, shall, at the option of the Landlord become forthwith due and payable without demand or notice of any nature, all of which are expressly waived by the Guarantor. Each and every default in the payment or performance of the Obligations shall give rise to a separate cause of action under this Guarantee and separate suits may be brought hereunder as each cause of action arises.

The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay forthwith upon demand, all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred or expended in connection with this Guarantee and the Lease and the enforcement hereof and thereof, together with interest on amounts recoverable under this Guarantee from the time such amount becomes due until payment thereof at the default rate provided in the Lease.

The Landlord shall be at liberty, without giving notice to or obtaining the consent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with the Tenant and with each other person who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Landlord, in its sole discretion, deems fit and proper, and to this end, the Guarantor hereby gives to the Landlord the full authority in its discretion, to do any and all of the following things, without notice to, or obtaining the consent of, the Guarantor:

(a)   grant waivers, extensions, renewals or other indulgences under the Lease;

(b)   waive the payments or performance of any of the obligations;

(c)   modify or amend any of the terms, provisions or agreements contained in the Lease;

(d)   vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting or enforcing any security or guarantee of the Obligations by any other person;

(e)   accept partial payment or performance of any of the Obligations; or

(f)    compromise or make any settlement or other arrangement with the Tenant or any other guarantor of the Obligation.

The Guarantor hereby consents to all of the terms and provision of the Lease, as the same may be from time to time amended or modified.  The Guarantor hereby irrevocably waives;

(a)   notice of acceptance of this Guarantee and notice that credit has been extended by the Landlord in reliance hereon;

(b)   notice of any amendment or any change in the terms of the Lease, or any other present or future agreement relating directly or indirectly thereto;

(c)   notice of assignment;

(d)   notice of any default or Event of Default under the Lease, or any other present or future agreement relating directly or indirectly thereto;

(e)   demand for performance or observance of an enforcement of any provisions of or any pursuit or exhaustion of any rights or remedies against the Tenant, or any other guarantor or obligor who becomes liable in any manner for any of the Obligations; and

(f)    diligence, presentment, protest, notice of dishonor and notice of default in the payment of any amount at any time payable by the Tenant under or in connection with the Lease.

Attest:		ESSEX CHEMICAL CORPORATION

/s/ illegible	By:	/s/ illegible
Assistant Secretary		President